                                                                    EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of September 10, 1999 (this "New Agreement"), by and among Lucas Dealership Group, Inc., a Texas corporation (the "Company"), the Lucas Business Continuation Trust, a trust settled under the laws of the State of California (the "LBC Trust"), Scott S. Lucas, an individual resident in the State of California ("Lucas"), Patricia A. Yates, an individual resident in the State of California ("Yates," together with the LBC Trust and Lucas, the "Shareholders"), Donald L. Lucas, an individual resident in the State of California, as agent for the Shareholders (the "Shareholders' Representative"), FirstAmerica Automotive, Inc., a Delaware corporation (the "Purchaser"), and Lucas Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Purchaser ("Merger Sub").

          WHEREAS, (a) the parties entered into an Agreement and Plan of Merger, dated as of May 3, 1999 (the "Original Agreement"), (b) on July 29, 1999, the parties amended and restated the Original Agreement in its entirety, with the effect of superseding and extinguishing any obligations under the Original Agreement (the "Amended Agreement"), (c) on August 31, 1999, the Purchaser failed to perform its obligations under the Amended Agreement, and the Company terminated the Amended Agreement pursuant to Section 11.1(d) thereof and (d) the parties desire to complete the merger contemplated by the Amended Agreement with certain amendments to its terms and conditions; and

          WHEREAS, it is the intention of the parties that if the Merger (as defined in the Amended Agreement) is not consummated on or before September 30, 1999, the parties will possess all of the rights which they would have had under the Amended Agreement as well as any rights they may have under this New Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. The parties agree to consummate the Merger upon the terms and subject to the conditions contained in the Amended Agreement, which is attached as Annex A hereto and incorporated by reference, except for such amendments as -------9 are set forth in paragraphs 2 through 5 below. Capitalized terms used but not defined or amended in this New Agreement shall have the respective meanings ascribed to them in the incorporated Amended Agreement.

2. The terms and conditions contained in the Amended Agreement shall be amended as follows:

     a. Section 1.1(k) shall be deleted in its entirety and replaced with the following definition:

          "(k) "Closing Consideration" shall be equal to the sum of (i) $68,019,191, (ii) the Honda Renovation Costs and (iii) the Preliminary Consolidated Working Capital."

     b. Section 1.1(l) is deleted in its entirety and replaced with the following definition:

          "(l) "Closing Date" shall mean 10:00 a.m. local time on September 30, 1999 subject to the satisfaction or waiver of all conditions to the obligations of the parties as set forth in Article X."

     c. Section 1.1(r) shall be amended by deleting the text "and (iv)" and adding the text ", (iv) the Deposit and (v)."

     d. Section 1.1(s) shall be amended by deleting the amount "$26,696" and replacing it with "$35,545".

     e. Section 1.1(v) shall be amended by deleting the amount "$250,000" and replacing it with "$1,125,000".

     f.   Section 1.1(gg) shall be deleted in its entirety.

     g.   Section 1.1 shall be amended by adding the following definition:

          "Preliminary Consolidated Working Capital" shall equal (i) the estimated Consolidated Actual Working Capital as set forth in a certificate of the Chief Financial Officer of the Company, substantially in the form attached as Annex B hereto, delivered to the
                                                -------
          Purchaser on the Business Day immediately prior to the day during which the Closing Date occurs, minus (ii) $10,000,000.

     h. Section 3.1 shall be deleted in its entirety and replaced with the following text:

          "3.1 Deposit. On September 14, 1999, the Purchaser shall deliver the Deposit, which shall be non-refundable, to the Shareholders' Representative. The deposit delivered on May 5, 1999, pursuant to the Amended Agreement, shall be delivered by the Escrow Agent to the Purchaser as soon as practicable."

     i. Section 3.3(b) shall be amended by deleting the second sentence thereof and adding the following text:

          "Any adjustments to the Consideration pursuant to this Section 3.3(b), net of the Preliminary Consolidated Working Capital, shall be paid within ten Business Days of the final determination of the Difference in Consolidated Working Capital pursuant to Section 3.3(a), together with interest accrued thereon, from the Closing Date, at the average three month LIBOR rate published during such period in The Wall Street Journal, to the Shareholders by wire transfer of immediately available funds to the accounts designated by the Shareholders."

     j. Section 3.3(c) shall be amended by deleting the second sentence thereof and adding the following text:

          "Any adjustments to the Consideration pursuant to this Section 3.3(c), net of the Preliminary Consolidated Working Capital, shall be paid within ten Business Days of the final determination of the Difference in Consolidated Working Capital pursuant to Section 3.3(a), together with interest accrued thereon, from the Closing Date, at the average three month LIBOR rate published during such period in The Wall Street Journal, to the Purchaser by wire transfer of immediately available funds to the account designated by the Purchaser."

     k. Section 7.2 shall be amended by adding the following to the end of the section:

          "The Company may supplement any of the Schedules to the Disclosure Schedule by delivering to the Purchaser a written supplement to such Schedule or Schedules ("Schedule Supplements") at any time on or prior to the Business Day prior to the Closing Date; provided, however, the modifications reflected on the Schedule Supplements shall not have material economic effect unless such modifications have been approved in advance by the Purchaser. From and after the delivery of the Schedule Supplements, the Schedule Supplements shall form a part hereof, and, to the extent the representations, warranties and covenants contained herein are qualified by reference to any such Schedule Supplement, any such Schedule Supplements thereto shall have the effect of modifying the representation, warranty or covenant so qualified as if it had been set forth on the corresponding Schedule of the Disclosure Schedule delivered by the Company to the Purchaser on July 29, 1999."

     l. Section 8.3 shall be deleted in its entirety and replaced with the following text:

          "8.3 Car Allowance. The Purchaser hereby agrees to sell, once a year, to each of the Shareholders, through and including the tenth anniversary of the Closing Date, one vehicle of such Shareholder's choice, provided that, in the case of Lucas and Yates, such vehicle is a model that the Purchaser's subsidiary is allocated not less than twelve vehicles of such model by such manufacturer in a twelve month period provided, further, that, in the case of LBC Trust or its nominee, such vehicle is a model that the Purchaser's subsidiary is allocated not less than three vehicles of such model by such manufacturer in a twelve month period. The purchase price of each vehicle purchased pursuant to this Section 8.3 shall be equal to the dealer invoice less holdbacks and allowances."

     m.   Section 8.6 shall be added as follows:

          "8.6 Employee Retention. For a period of ninety days following the Closing Date (the "Guaranteed Employment Period"), neither the Purchaser nor the Surviving Corporation shall terminate or otherwise modify the terms relating to the employment of any of the persons (except for Donald L. Lucas and Lucas) employed by the Company (up to a maximum of twelve persons) on the date immediately prior to the date on which the Closing Date occurs (the "Transition Employees"). In addition, for each thirty day period (within the Guaranteed Employment Period) during which a Transition Employee maintains employment with the Surviving Corporation or the Purchaser, the Surviving Corporation shall pay each such Transition Employee, in addition to the compensation, incentive and other benefits which the Transition Employee normally receives, a bonus equal to 3/52nds of such employee's annual compensation."

     n. Section 9.7 shall be amended by adding the following sentence to the end of the section:

          "Schedule 9.7 of the Schedule Supplements shall list monthly base rental then in effect with respect to each such lease."

     o. Section 10.3(g) shall be amended by deleting the text "manufacturer or third-party consents for the indirect transfer of control of Franciscan Motors to the Purchaser as a result of the Merger" and replacing it with "those consents required by the manufacturers which have granted dealership franchises to the Company Subsidiaries."

     p. Section 11.1(b) shall be amended by deleting the text "August 31, 1999" and replacing it with "September 30, 1999".

     q. Section 11.2 shall be amended by adding the following text to the end of the section:

          "In the event of any termination of the Merger Agreement, the Deposit shall be retained by the Shareholders."

3.   The Disclosure Schedules shall be amended as follows:

     a. Footnotes 1 and 8 of Schedule 1.1(ccc) are amended by adding the text "(other than factory warranty, rebate and other payments)" after "May 1, 1999".

     b. Schedule 8.2 is deleted in its entirety and is replaced by the text set forth in Annex C.
                       -------

4. The Confidentiality Agreement and this New Agreement, including the annexes hereto and the Disclosure Schedules, constitute the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this New Agreement and supercede all (both written and oral) agreements, including, but not limited to, the Amended Agreement, understandings, restrictions, promises, representations, warranties, covenants or undertakings, of the parties with respect to the subject matter of this New Agreement; provided, that if the Merger is not consummated on or before September 30, 1999, the parties will possess all of the rights which they would have had under the Amended Agreement as well as any rights they may have under this New Agreement.

5. EXCEPT FOR THE MANDATORY PROVISIONS OF THE TBCA, THIS NEW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

6. This New Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has caused this New Agreement to be signed as of the date first above written.


                         LUCAS DEALERSHIP GROUP, INC.


                         By: /s/ Donald L. Lucas
                             ___________________________________
                             Donald L. Lucas
                             Chief Executive Officer


                         LUCAS BUSINESS CONTINUATION TRUST


                         By: /s/ Donald L. Lucas
                             ___________________________________
                             Donald L. Lucas
                             Co-Trustee

                         By: /s/ Sally S. Lucas
                             ___________________________________
                             Sally S. Lucas
                             Co-Trustee

                         /s/ Scott S. Lucas
                         ______________________________________
                         SCOTT S. LUCAS

                         /s/ Patricia A. Yates
                         ______________________________________
                         PATRICIA A. YATES


                         SHAREHOLDERS' REPRESENTATIVE

                         /s/ Donald L. Lucas
                         ______________________________________
                         DONALD L. LUCAS

                         FIRSTAMERICA AUTOMOTIVE, INC.


                         By: /s/ Thomas A. Price
                             ___________________________________
                             Name: Thomas A. Price
                             Title: President



                         LUCAS ACQUISITION CORP.


                         By: /s/ Thomas A. Price
                             ___________________________________
                             Name: Thomas A. Price
                             Title: President

                                                                         ANNEX A

================================================================================


                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         LUCAS DEALERSHIP GROUP, INC.,

                        THE SHAREHOLDERS NAMED HEREIN,

                THE SHAREHOLDERS' REPRESENTATIVE NAMED HEREIN,

                         FIRSTAMERICA AUTOMOTIVE, INC.

                                      AND

                            LUCAS ACQUISITION CORP.



                           Dated as of July 29, 1999


================================================================================

                                          TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                                ARTICLE I
                                               DEFINITIONS
                                               -----------
     1.1      Definitions.......................................................................    2

                                                ARTICLE II
                                                THE MERGER
                                                ----------
     2.1      The Merger........................................................................   11
     2.2      Articles of Merger................................................................   11
     2.3      Effects of the Merger.............................................................   11
     2.4      The Closing.......................................................................   11
     2.5      Directors.........................................................................   11
     2.6      Officers..........................................................................   11
     2.7      Articles of Incorporation and Bylaws..............................................   12
     2.8      Dissenting Shareholders...........................................................   12

                                              ARTICLE III
                                         CONVERSION OF SHARES
                                         --------------------
     3.1      Deposit...........................................................................   13
     3.2      Conversion of Shares..............................................................   13
     3.3      Adjustments to Consideration......................................................   13

                                                 ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                ---------------------------------------------
                                             AND THE SHAREHOLDERS
                                             --------------------
     4.1      Organization, Standing and Qualification of the Company and
              the Company Subsidiaries..........................................................   16
     4.2      Authority.........................................................................   17
     4.3      Capitalization....................................................................   17
     4.4      Consents and Approvals; No Violation..............................................   18
     4.5      Financial Statements..............................................................   19
     4.6      Undisclosed Liabilities...........................................................   19
     4.7      Absence of Certain Changes or Events..............................................   19
     4.8      Title and Related Matters.........................................................   20
     4.9      Certain Contracts.................................................................   20
     4.10     Legal Proceedings, etc............................................................   21
     4.11     Employee Benefit Plans; ERISA.....................................................   22

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                                                                                                 ----
     4.12     Taxes.............................................................................   23
     4.13     Intellectual Property............................................................    24
     4.14     Environmental Matters............................................................    24
     4.15     Compliance with Laws.............................................................    26
     4.16     Labor Matters.....................................................................   26
     4.17     Employment Matters................................................................   27
     4.18     Brokers...........................................................................   27
     4.19     Restrictions on Business Activities...............................................   28
     4.20     Interested Party Transactions.....................................................   28
     4.21     Minute Books......................................................................   28
     4.22     Insurance.........................................................................   28
     4.23     No Pending Acquisition Proposals..................................................   29
     4.24     Representations Complete..........................................................   29

                                                ARTICLE V
                            REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
                            --------------------------------------------------
     5.1      Authority.........................................................................   30
     5.2      Consents and Approvals; No Violation..............................................   30

                                               ARTICLE VI
                             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                             -----------------------------------------------
                                              AND MERGER SUB
                                              --------------
     6.1      Organization......................................................................   32
     6.2      Authority.........................................................................   32
     6.3      Merger Sub's Operations...........................................................   33
     6.4      Consents and Approvals; No Violation..............................................   33
     6.5      Financing.........................................................................   33
     6.6      Brokers...........................................................................   34

                                                ARTICLE VII
                               COVENANTS OF THE SHAREHOLDERS AND THE COMPANY
                               ---------------------------------------------
     7.1      Conduct of Business of the Company................................................   35
     7.2      Current Information...............................................................   38
     7.3      Access to Information.............................................................   38
     7.4      Acquisition of Autocorp...........................................................   39
     7.5      Affiliate Transactions............................................................   39
     7.6      No Solicitation...................................................................   39

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                                                                                                 ----
     7.7      Non-Current Asset Inventory.......................................................   40


                                               ARTICLE VIII
                                 COVENANTS OF THE PURCHASER AND MERGER SUB
                                 -----------------------------------------
     8.1      Directors' and Officers' Indemnification.........................................    41
     8.2      Charitable Contributions.........................................................    42
     8.3      Car Allowance....................................................................    42
     8.4      Tax Returns......................................................................    42
     8.5      Use of LDG Name..................................................................    42

                                               ARTICLE IX
                                            MUTUAL COVENANTS
                                            ----------------
     9.1      Further Actions..................................................................    43
     9.2      Consents.........................................................................    43
     9.3      Filings..........................................................................    43
     9.4      Notification of Certain Matters..................................................    44
     9.5      Public Announcements.............................................................    44
     9.6      Further Assurances...............................................................    44
     9.7      Leases...........................................................................    45
     9.8      Termination of All 401(k) Plans..................................................    45

                                               ARTICLE X
                                          CLOSING CONDITIONS
                                          ------------------
     10.1     Conditions to Each Party's Obligations to Effect the
              Transactions Contemplated Hereby.................................................    46
     10.2     Conditions to the Obligations of the Company to Effect
              the Transactions Contemplated Hereby.............................................    46
     10.3     Conditions to the Obligations of the Purchaser and Merger
              Sub to Effect the Transactions Contemplated Hereby...............................    47

                                               ARTICLE XI
                                       TERMINATION AND ABANDONMENT
                                       ---------------------------
     11.1     Termination......................................................................    49
     11.2     Procedure and Effect of Termination..............................................    50

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                                                                                                 ----
                                               ARTICLE XII
                                                INDEMNITY
                                                ---------
     12.1     Survival..........................................................................   51
     12.2     Indemnity by the Shareholders.....................................................   51
     12.3     Indemnity by the Purchaser........................................................   52
     12.4     Shareholders' Representative......................................................   53
     12.5     Third Party Claims................................................................   54

                                              ARTICLE XIII
                                        MISCELLANEOUS PROVISIONS
                                        ------------------------
     13.1     Expenses..........................................................................   56
     13.2     Amendment and Modification........................................................   56
     13.3     Waiver of Compliance; Consents....................................................   56
     13.4     Investigations....................................................................   56
     13.5     Notices...........................................................................   57
     13.6     Assignment........................................................................   58
     13.7     Third Party Beneficiaries.........................................................   58
     13.8     Jurisdiction......................................................................   58
     13.9     Governing Law.....................................................................   58
     13.10    Severability......................................................................   58
     13.11    Interpretation....................................................................   58
     13.12    Entire Agreement..................................................................   59
     13.13    Counterparts......................................................................   59

Annex A - Form of Lease Amendments
Annex B - Form of Opinions of Counsel to Company

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER


               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 29, 1999 (the "Agreement"), by and among Lucas Dealership Group, Inc., a Texas corporation (the "Company"), the Lucas Business Continuation Trust, a trust settled under the laws of the State of California (the "LBC Trust"), Scott S. Lucas, an individual resident in the State of California ("Lucas"), Patricia A. Yates, an individual resident in the State of California ("Yates," together with the LBC Trust and Lucas, the "Shareholders"), Donald L. Lucas, an individual resident in the State of California, as agent for the Shareholders (the "Shareholders' Representative"), FirstAmerica Automotive, Inc., a Delaware corporation (the "Purchaser"), and Lucas Acquisition Corp., a Texas corporation and a wholly owned subsidiary of the Purchaser ("Merger Sub").

               WHEREAS, the Company, the Shareholders, the Shareholders' Representative, the Purchaser and Merger Sub have previously entered into an Agreement and Plan of Merger, dated as of May 3, 1999 (the "Original Agreement"), and the parties thereto now wish to amend and restate the Original Agreement in its entirety, with the effect of superseding and extinguishing any obligations under the Original Agreement;

               WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company (the "Merger"), with the Company surviving as a wholly owned subsidiary of the Purchaser (the "Surviving Corporation");

               WHEREAS, the board of directors of each of the Company, the Purchaser and Merger Sub has determined that it is advisable and in the best interests of its respective corporation and its shareholders to engage in a transaction whereby the Purchaser will acquire the Company on the terms and subject to the conditions set forth in the Agreement;

               WHEREAS, the requisite approval has been obtained from the shareholders of the Company; and

               WHEREAS, the Company, the Shareholders, the Purchaser and Merger Sub wish to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

               (a) "401(k) Plan" shall mean a Plan subject to section 401(k) of the Code sponsored, prior to the Closing Date, by the Company or any Company Subsidiary.

               (b) "Acquisition Proposal" shall mean any tender or exchange offer, any proposal for a merger, consolidation or other business combination involving such person or any subsidiary of such person, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, such person or any subsidiary of such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any subsidiary of such person or any proposal or offer with respect to any other transaction similar to any of the foregoing; provided, however, that, as used in the Agreement, the term "Acquisition Proposal" shall not apply to any transaction of the type described in this definition involving the Purchaser, Merger Sub or their Affiliates.

               (c) "Affiliate" shall have the shall meaning set forth in Rule 12b-2 of the Exchange Act.

               (d) "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, as it may be amended in accordance with the terms hereof, together with the Disclosure Schedule.

               (e) "Articles of Merger" shall mean the articles of merger required by Section 5.04 of the TBCA to be delivered to the Secretary of State of the State of Texas in order to effect the Merger.

               (f) "Audited Balance Sheets" shall mean the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31 in each of the years 1997 and 1998.

               (g) "Audited Financial Statements" shall mean the Audited Balance Sheets together with the audited consolidated statements of income, shareholders' equity and cash flows for the Company and the Company Subsidiaries for the years ended December 31, 1996, 1997 and 1998.

               (h) "Autocorp" shall mean Autocorp, Inc. dba Autocorp, a California corporation.

               (i) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or San Francisco, California are not required to be open.

               (j) "Closing" shall mean the closing of the transactions contemplated by this Agreement.

               (k) "Closing Consideration" shall be equal to (i) the sum of (A) $68,019,191 and (B) the Honda Renovation Costs, minus (ii) the sum of (X) the Deposit and (Y) any interest accrued thereon.

               (l) "Closing Date" shall mean, assuming that all conditions to the obligations of the parties as set forth in Article X have been satisfied or waived, 10:00 a.m. local time on such date as Purchaser shall designate (such designation shall be made at least three Business Days prior to the Closing Date), but in no event later than August 31, 1999.

               (m) "Closing Date Balance Sheet" shall mean the Preliminary Closing Date Balance Sheet after the acceptance thereof by the Shareholders pursuant to Section 3.3(a)(i) or the resolution of all disputes in connection therewith pursuant to Section 3.3(a)(ii).

               (n) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (o) "Company Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of the Company.

               (p) "Company Subsidiaries" shall mean Autobahn, Inc. dba Autobahn Motors, a California corporation; Don Lucas International, Inc. dba Stevens Creek BMW, a California corporation; Santa Clara Imported Cars, Inc. dba Stevens Creek Honda, a California corporation; Stevens Creek Cadillac, Inc., dba St. Claire Cadil-lac/Oldsmobile, a California corporation; Windward, Inc. dba Hayward Honda, a Hawaii corporation; and Franciscan Motors.

               (q) "Confidentiality Agreement" shall mean a letter agreement, dated March 3, 1999, by and between the Company and the Purchaser.

               (r) "Consideration" shall be equal to the sum of (i) $68,019,191, (ii) the Difference in Consolidated Working Capital, (iii) to the extent not included in Consolidated Actual Working Capital, the Proceeds from the Contingent Assets and (iv) the Honda Renovation Costs, in each case as provided for in Section 3.3.

               (s) "Consolidated Actual Working Capital" shall be equal to the sum of (i) the consolidated Working Capital of the Company and the Company Subsidiaries (other than Franciscan Motors) derived from the Closing Date Balance Sheet and (ii) the positive difference, if any, between (A) the product of (1) $26,696 and (2) the number of days elapsed from, but not including, July 31, 1999 through, and including, the day on which the Closing Date occurs and (B) the actual net profit before Taxes for the days which have elapsed from, but not including, July 31, 1999 through, and including, the day on which the Closing Date occurs.

               (t) "Consolidated Required Working Capital" shall be equal to the aggregate amount of working capital, as of May 3, 1999, required by the manufacturers which have granted dealership franchises to the Company Subsidiaries (other than Franciscan Motors) as calculated as provided on
     Schedule 1.1(t) of the Disclosure Schedule.

               (u) "Contracts" shall mean any contracts of the Company or any of the Company Subsidiaries, including, but not limited to: (i) employment, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation with respect to new and used automobile sales staff and department managers, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, or retirement plan or agreement; (ii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company or the Company Subsidiaries or the guaranty of any obligation for the borrowing of money by the Company or the Company Subsidiaries; (iii) agreement which (A) is not terminable by the Company or any Company Subsidiary on less than ninety days' notice without penalty, (B) is over one year in length of obligation by the Company or the Company Subsidiaries, or (C) involves an obligation of more than $100,000;
     (iv) agreement with or for the benefit,
     directly or indirectly, of any shareholder or Affiliate of the Company or members of such persons immediate family which will remain in effect following the Closing Date; or (v) agreement containing covenants limiting the freedom of the Company or any Company Subsidiary to compete in any line of business with any person or in any area or territory.

               (v)  "Deposit" shall be equal to $250,000.

               (w) "Difference in Consolidated Working Capital" shall be equal to Consolidated Actual Working Capital minus Consolidated Required Working Capital.

               (x) "Disclosure Schedule" shall mean the disclosure schedules dated the same date as this Agreement and delivered simultaneously with the execution hereof, which schedules shall contain appropriate references to identify the specific section herein to which the information in such schedule relates.

               (y) "Dispute" shall mean any disagreement or dispute between the parties hereto arising out of or related to this Agreement or the breach hereof or the transactions contemplated hereby.

               (z) "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

               (aa) "Effective Time" shall mean the day and time on which the Secretary of State of the State of Texas issues the certificate of merger pursuant to Section 5.05 of the TBCA.

               (bb) "Environment" shall mean soil, groundwater, surface water, air, natural resources, flora and fauna.

               (cc) "Environmental Law" shall mean all applicable federal, state, and local Laws governing pollution or the protection of human health or the Environment.

               (dd) "Environmental Permits" shall mean Hazardous Substances-related enforceable approvals, permits, licenses, orders and consents required under Environmental Law to use, recycle, dispose of, discharge, generate, transport, store or otherwise handle Hazardous Substances.

               (ee) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               (ff) "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company and the Shareholders would be deemed a "single employer" within the meaning section 414(b), (c),
     (m) or (o) of the Code or of section 4001(a)(14) or 4001(b) of ERISA.

               (gg) "Escrow Agent" shall mean Gray Carey Ware & Freidenrich LLP.

               (hh) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (ii) "Franciscan Motors" shall mean Franciscan Motors, Inc. dba Golden Gate Cadillac/Acura, a California corporation.

               (jj) "FTC" shall mean the United States Federal Trade Commission.

               (kk) "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof.

               (ll) "Government Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any other person exercising powers granted to the foregoing.

               (mm) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               (nn) "Hazardous Substances" shall mean (i) any material, chemical, compound, substance, mixture or by-product that is regulated under Environmental Laws as a "hazardous substance," "hazardous waste," "hazardous material," "contaminant," "pollutant," or otherwise regulated substance or waste pursuant to applicable Environmental Laws, including without limitation, due to ignitability, corrosivity, reactivity, carcinogenicity, toxicity, and reproductive toxicity; and (ii) any regulated asbestos or asbestos-containing construction material, any regulated polychlorinated biphenyl, and any regulated petroleum or hydrocarbonic substance, fraction, distillate or by-product.

               (oo) "Honda Renovation Costs" shall mean the aggregate out-of-pocket costs reasonably incurred by the Company and the Company Subsidiaries as documented by invoices delivered to the Purchaser not less than two Business Days prior to the Closing Date with respect to the repairs and renovation of Stevens Creek Honda.

               (pp) "Indemnified Party" shall mean any party entitled to be indemnified pursuant to this Agreement.

               (qq) "Indemnifying Party" shall mean the party which must indemnify any Indemnified Party pursuant to this Agreement.

               (rr) "Intellectual Property" shall mean domestic and foreign letters patent, patents, patent applications, patent licenses, logos, trademark licenses, software licenses and know-how licenses, proprietary and confidential information, trade names, trade dress, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications currently used by the Company or the Company Subsidiaries.

               (ss) "IRS" shall mean the Internal Revenue Service or any successor organization performing similar functions.

               (tt) "Law" shall mean any constitution, law (including common law), regulation, rule, order or decree of any Government Entity.

               (uu) "Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including (i) interest and penalties recovered by a third party with respect thereto, (ii) reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Indemnified Party arising under Article XII and (iii) any amounts paid in respect of post-closing indemnification of directors and officers as contemplated by
     Section 8.1) sustained or incurred by any Indemnified Parties.

               (vv) "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), business, assets, properties, prospects or results of operations of the Company and the Company Subsidiaries, taken as a whole.

               (ww) "Permitted Exceptions" shall mean and include (i) with respect to real property, all liens, encumbrances, easements, covenants, conditions, restrictions and other matters of record in the official records of the county recorder for the county in which such real property is located; (ii) mortgages, liens, pledges, charges, encumbrances and restrictions which secure debt that is reflected as a liability on the Audited Balance Sheet and which enumerated encumbrances are specifically identified in the Audited Balance Sheet or disclosed in the notes thereto;
     (iii) liens, charges and encumbrances incurred in connection with the purchase of assets by the Company or any Company Subsidiary in the ordinary course of business after the date of the latest Audited Balance Sheet securing all or a portion of the purchase price therefor; (iv) statutory liens for current taxes or assessments not yet due or delinquent; (v) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of the Company or the Company Subsidiaries; and (vi) such other liens, imperfections in title, charges, easements, restrictions, and encumbrances which do not in the aggregate materially detract from the value of or interfere with the present use of the properties subject thereto or affected thereby.

               (xx) "Per Share Consideration" shall be equal to the Consideration divided by the number of Shares.

               (yy) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

               (zz) "Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of any employee, former employee, consultant, officer, or director of the Company and any ERISA Affiliate.

               (aaa) "Pre-Close Tax Return" shall mean the Tax Return for any taxable year that ends on or prior to the Closing Date.

               (bbb) "Preliminary Closing Date Balance Sheet" shall mean an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of the close of business on the day on which the Closing Date occurs. The Preliminary Closing Date Balance Sheet shall be prepared on a basis consistent with the latest Audited Balance Sheet, including, but not limited to, the methodology used in the preparation of estimates (including, but not limited to, allowances for chargebacks of finance revenue and extended service warranty chargebacks), the selection and application of accounting principles and shall not give effect to any "purchase accounting" adjustments arising from the transactions contemplated by this Agreement.

               (ccc) "Proceeds from the Contingent Assets" shall mean any amounts realized, net of Taxes directly applicable to the realization of the contingent assets listed on Schedule 1.1(ccc) on the Disclosure Schedule

               (ddd) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

               (eee) "Shares" shall mean all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

               (fff) "Tax" or "Taxes" shall mean any United States federal, state, local, or foreign taxes, and assessments of a similar nature (whether imposed directly or through withholding), including any interest, penalty, or addition thereto imposed by the United States or any state, county, local, or foreign government or subdivision or agency thereof.

               (ggg) "Tax Return" shall mean any United States federal, state, local and foreign tax return, declaration, statement, report, schedule, form and information return including any amendment thereof.

               (hhh) "TBCA" shall mean the Texas Business Corporation Act.

               (iii) "Third Party Claim" shall mean any claim or demand made by any third party against an Indemnified Party.

               (jjj) "Voting Debt" shall mean bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights).

               (kkk) "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

               (lll) "Working Capital" shall be defined and calculated in accordance with Schedule 1.1(lll) of the Disclosure Schedule.

               (mmm) "Working Capital Statements" shall mean a statement calculating the Difference in Consolidated Working Capital and a statement calculating the adjustment, if any, to the Consideration pursuant to
     Section 3.3(a) of this Agreement.

                                  ARTICLE II
                                  THE MERGER
                                  ----------

          2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and pursuant to TBCA, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Texas and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          2.2 Articles of Merger. On the date of the Closing, the parties shall cause Articles of Merger and any other appropriate documents to be executed and filed with the Secretary of State of the State of Texas as provided in
     Section 5.04 of the TBCA.

          2.3 Effects of the Merger. The Merger shall have the effects set forth in the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4 The Closing. Upon the terms and subject to the conditions contained in this Agreement, the Closing will take place on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301 at 10:00 A.M. (local time).

          2.5 Directors. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold such position from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation and the TBCA.

          2.6 Officers. The officers of Merger Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the articles of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation and the TBCA.

          2.7 Articles of Incorporation and Bylaws. (a) The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the terms thereof or as provided by applicable Law.

               (b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the terms thereof, the articles of incorporation, or as provided by applicable Law.

          2.8 Dissenting Shareholders. The shareholders of each of the Company and Merger Sub have approved this Agreement and the Merger; therefore, no shareholder will be entitled to dissenters rights under the TBCA in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III
                             CONVERSION OF SHARES
                             --------------------

          3.1 Deposit. (a) On May 5, 1999, the Purchaser delivered the Deposit to the Escrow Agent. The Deposit shall be held in escrow by the Escrow Agent in an interest-bearing demand deposit account.

                    (b) If the Merger is consummated in accordance with the provisions of this Agreement, at Closing, the Deposit, together with all interest earned thereon, shall be delivered pro rata to the Shareholders by the Escrow Agent.

                    (c) In the event of the termination of this Agreement pursuant to Section 11.1(d), following the expiration of five Business Days, the Shareholders shall receive the Deposit, together with all interest earned thereon. Receipt of the Deposit pursuant to this Section 3.1(c) shall be in addition to any other remedies at Law or in equity that the Shareholders may have. If this Agreement is terminated pursuant to
     Section 11.1(a), (b), (c) or (e), the Deposit, together with all interest earned thereon, shall be delivered by the Escrow Agent to the Purchaser.

          3.2 Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof:

               (a) Each of the Shares shall be converted into the right to receive the Per Share Consideration. At the Closing, the Shareholders shall deliver the certificates formerly representing the Shares to the Surviving Corporation. Upon delivery thereof, the Closing Consideration shall be paid pro rata by the Purchaser to the Shareholders by wire transfer of immediately available funds to accounts designated by the Shareholders to the Purchaser at least two Business Days prior to the Closing.

               (b) Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          3.3 Adjustments to Consideration. (a) Within ninety days following the Closing Date, the Purchaser shall cause the Preliminary Closing Date Balance Sheet and the Working Capital Statements to be prepared, each at the Purchaser's expense, and to be delivered to the Shareholders' Representative.

                    (i) Upon receipt of the Preliminary Closing Date Balance Sheet, the Shareholders' Representative and his representatives shall during the succeeding thirty-day period have the right to examine, at the Shareholders' expense, the Preliminary Closing Date Balance Sheet, the Working Capital Statement and all records used to prepare the Preliminary Closing Date Balance Sheet and Working Capital Statement. The Shareholders' Representative shall give written notice to the Purchaser, on or before the close of business on the last day of such thirty-day period, of any good faith objections to the Preliminary Closing Date Balance Sheet, the proposed calculation of the Difference in Consolidated Working Capital or the proposed adjustment, if any, to the Consideration, setting forth a reasonably specific description of the Shareholders' Representative's objections and the dollar amount of each objection. If the Shareholders' Representative does not deliver such notice within such thirty-day period, the Preliminary Closing Date Balance Sheet and the Working Capital Statement shall be deemed to have been accepted by the Shareholders.

                    (ii) If the Shareholders' Representative in good faith objects to the Preliminary Closing Date Balance Sheet or the Working Capital Statement, the Shareholders' Representative and the Purchaser shall attempt to resolve the issues in dispute within ten Business Days of receipt of the Shareholders' Representative's objections. If the Shareholders' Representative and the Purchaser are unable to resolve the matter within such ten-Business Day period, they shall jointly appoint Price WaterhouseCoopers LLP (or, if Price WaterhouseCoopers LLP shall not agree to so serve, they shall cause their respective accounting firms to promptly select a replacement for such firm). Such firm shall be instructed to, within fifteen Business Days, reach a conclusion solely as to whether
     (A) the amounts proposed by the Shareholders' Representative or (B) the amounts proposed by the Purchaser more accurately reflect the Difference in Consolidated Working Capital calculated in accordance with the terms of this Agreement. Any such resolution shall be conclusive and binding on the Purchaser and all of the Shareholders. The fees of such firm of independent public accountants shall be divided equally between the Shareholders, on the one hand, and the Purchaser, on the other hand. The Shareholders and the Purchaser shall, and shall cause the Company and the Company Subsidiaries to, provide full cooperation to such firm.

               (b) If the amount of Consolidated Actual Working Capital exceeds the amount of Consolidated Required Working Capital, then the Consideration shall be increased by the amount of such excess. Any adjustments to the Consideration pursuant to this Section 3.3(b) shall be paid within ten Business Days of the final determination of the Difference in Consolidated Working Capital pursuant to Section 3.3(a), together with interest accrued thereon, from the Closing Date, at the average three month LIBOR rate published during such period in The Wall Street Journal, to the Shareholders by wire transfer of immediately available funds to the accounts designated by the Shareholders. Each Shareholder's share of the Consideration increase pursuant to this Section 3.3(b) shall be equal to the aggregate amount of such increase multiplied by such Shareholder's percentage share of the Consideration paid on the Closing Date.

               (c) If the amount of Consolidated Actual Working Capital is less than the amount of Consolidated Required Working Capital, then the Consideration shall be reduced by the amount of such deficit. Any adjustments to the Consideration pursuant to this Section 3.3(c) shall be paid within ten Business Days of the final determination of the Difference in Consolidated Working Capital pursuant to Section 3.3(a), together with interest accrued thereon, from the Closing Date, at the average three month LIBOR rate as published during such period in The Wall Street Journal, to the Purchaser by wire transfer of immediately available funds to an account designated by the Purchaser. Each Shareholder shall be jointly and severally obligated to pay to the Purchaser an amount equal to the aggregate amount of the Consideration reduction pursuant to this Section 3.3(c).

               (d) The Purchaser shall pay any Proceeds from the Contingent Assets that are realized after the close of business on the day on which the Closing Date occurs to the Shareholders in the same manner provided for payments pursuant to Section 3.3(b); provided that interest thereon shall accrue from the date after the Closing Date such Proceeds from the Contingent Assets were received by the Surviving Corporation.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------
                             AND THE SHAREHOLDERS
                             --------------------

               The Company and each of the Shareholders, jointly and severally, represent and warrant to the Purchaser and Merger Sub, except as disclosed in the Disclosure Schedule, as follows:

          4.1 Organization, Standing and Qualification of the Company and the Company Subsidiaries. (a) Schedule 4.1(a) of the Disclosure Schedule contains a complete and accurate list, as of May 3, 1999, with respect to the Company and each of the Company Subsidiaries of its name, its jurisdiction of incorporation, other jurisdictions in which it was qualified or authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each such shareholder).

                    (b) As of May 3, 1999, the Company and each of the Company Subsidiaries was a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each had all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it was being conducted on May 3, 1999 and as it was proposed to be conducted on May 3, 1999. As of May 3, 1999, the Company and each of the Company Subsidiaries was duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it made such qualification or licensure necessary, except in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have reasonably been expected to have a Material Adverse Effect.

                    (c) The Company has previously made available to the Purchaser complete and correct copies of the articles of incorporation and bylaws (or other similar organizational documents) of the Company and of each of the Company Subsidiaries, as currently in effect. As of May 3, 1999, none of the Company or any of the Company Subsidiaries was in default in any respect in the performance, observation or fulfillment of any provision of its respective articles of incorporation or bylaws.

                    (d) Except as would not have reasonably been expected to have a Material Adverse Effect, as of May 3, 1999, each of the Company Subsidiaries had taken all appropriate action and made all appropriate filings with respect to their respective "dba" names set forth in the definition of "Company Subsidiaries" in this Agreement, and the Company Subsidiaries do not use any other "dba" names.

          4.2 Authority. The Company has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been duly and validly authorized by the Company's board of directors and the Shareholders, and no other corporate proceedings on the part of the Company are necessary, as a matter of Law or otherwise, to authorize the Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the Shareholders, the Purchaser and Merger Sub, is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding at Law or in equity), (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (d) public policy underlying the securities Laws which may limit the indemnification provisions hereof.

          4.3 Capitalization. (a) As of May 3, 1999, the authorized capital stock of the Company consisted of 2,000,000 shares of Company Common Stock, of which 1,082,509 shares were issued and outstanding. As of May 3, 1999, all of the issued and outstanding shares of Company Common Stock were owned by the Shareholders as set forth on Schedule 4.1(a) of the Disclosure Schedule. As of May 3, 1999, all of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. As of May 3, 1999, there was no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer, voting or redemption by the Company (including any right of conversion or exchange under any outstanding security or other instrument) of the Company Common Stock. As of May 3, 1999, none of the Company or any Company Subsidiary had any Voting Debt outstanding. As of May 3, 1999, all shares of outstanding Company Common Stock were issued in transactions exempt from the registration requirements of applicable federal and state securities Law.

               (b) As of May 3, 1999, all of the issued and outstanding shares of capital stock of each of the Company Subsidiaries (i) were owned by the Company and (ii) were duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of preemptive rights. As of May 3, 1999, there was no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer, voting or redemption by the Company or any of the Company Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of any shares of capital stock of any Company Subsidiary. As of May 3, 1999, the Company had, and, upon consummation of the transactions contemplated hereby, the Purchaser will indirectly, acquire title to all of the issued and outstanding shares of capital stock of all of the Company Subsidiaries free and clear of all pledges, security interests, liens, charges, encumbrances or claims of whatever nature, except for restrictions on transfer arising under securities Laws.

               (c) Except as set forth in Schedule 4.3(c) of the Disclosure Schedule, other than the Company's interest in the Company Subsidiaries and short-term investments made in the ordinary course of business, as of May 3, 1999, neither the Company nor any Company Subsidiary had any equity or debt investment or interest, directly or indirectly, in any person.

          4.4 Consents and Approvals; No Violation. (a) There is no requirement applicable to the Company or the Company Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any Government Entity or third party as a condition to the consummation by the Company of the transactions contemplated by this Agreement, except for (i) those consents and approvals listed on Schedule 4.4(a) of the Disclosure Schedule, (ii) applicable requirements of the HSR Act, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement.

               (b) Except as set forth on Schedule 4.4(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws (or other similar organizational documents) of the Company or the Company Subsidiaries, (ii) result in a breach of or default or event of default (or give rise to any right of payment, termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the Company or any of the Company Subsidiaries is a party or by which any of their respective properties or assets may be bound or (iii) assuming compliance with the HSR Act, violate any order, judgment, writ, injunction, decree or Law applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii), such breaches, defaults (or rights of termination, cancellation or acceleration) and violations which would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

          4.5 Financial Statements. The Company has previously furnished the Audited Financial Statements to the Purchaser. As of May 3, 1999, the Audited Financial Statements were prepared in conformity with GAAP and in all material respects fairly presented, in accordance with GAAP consistently applied, the consolidated financial position of the Company and the Company Subsidiaries as of such dates and the consolidated results of their operations and their consolidated cash flows for such fiscal periods.

          4.6 Undisclosed Liabilities. (a) Except as set forth on Schedule 4.6 of the Disclosure Schedule, as of May 3, 1999, neither the Company nor any of the Company Subsidiaries had any material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected on its balance sheet, except such liabilities and obligations which (i) were incurred after the date of the latest Audited Balance Sheet in the ordinary course of business consistent with past practice or (ii) would not have reasonably been expected to have a Material Adverse Effect.

               (b) Except as set forth as a current liability on books and records to be used to prepare the Preliminary Closing Date Balance Sheet, as of May 3, 1999, the Company and each of the Company Subsidiaries had no material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) arising out of the sale or other disposition of any division or subsidiary.

          4.7  Absence of Certain Changes or Events. Except as set forth on
     Schedule 4.7 of the Disclosure Schedule or except as otherwise contemplated by this Agreement, between the date of the latest Audited Balance Sheet and May 3, 1999, there had not occurred; (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would have reasonably been expected to have a Material Adverse Effect; (ii) any acquisition, sale or transfer of any material asset of the Company or any of the Company Subsidiaries, other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of the Company Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company Common Stock or any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Company Common Stock; (v) any Contract entered into by the Company or any Company Subsidiary, other than in the ordinary course of business and as provided to the Purchaser, or any amendment or termination of, or default under, any Contract which would have reasonably been expected to have a Material Adverse Effect; (vi) any amendment or change to the Articles of Incorporation or Bylaws of the Company; or (vii) any increase in or modification, other than in the ordinary course of business, of the compensation or benefits payable or to become payable by the Company to any of its directors or employees. At the Effective Time, there will be no accrued but unpaid dividends on the Shares.

          4.8 Title and Related Matters. Except as set forth on Schedule 4.8 of the Disclosure Schedule and except for Permitted Exceptions, as of May 3, 1999, the Company or one of the Company Subsidiaries had good and marketable title to, or a valid leasehold interest in, free of all liens, claims and encumbrances, (a) all properties and assets (personal and mixed, tangible and intangible), reflected in the latest Audited Balance Sheet or acquired thereafter, (b) all properties or assets which were subject to operating leases as defined in Financial Accounting Standards Board Statement No. 13 and were not reflected in the latest Audited Balance Sheet and (c) all other properties and assets owned or leased by the Company or any of the Company Subsidiaries, except in each of the foregoing clauses for any of such properties or assets sold or otherwise disposed of, or with respect to which the lease has expired or has been terminated, since December 31, 1998 in the ordinary course of business.

          4.9 Certain Contracts. (a) Schedule 4.9(a) of the Disclosure Schedule sets forth a complete and accurate list of the Contracts, which were material to the Company and the Company Subsidiaries, taken as a whole, as of May 3, 1999. Complete and correct copies of all Contracts listed on
     Schedule 4.9(a) of the Disclosure Schedule have been made available to the Purchaser.

               (b) As of May, 3, 1999, there was not, under any of the Contracts, any existing default or event of default which, with or without due notice or lapse of time or both, would have constituted a default or event of default on the part of the Company or the Company Subsidiaries, except such defaults, events of default and other events which would not have reasonably been expected to have a Material Adverse Effect. As of May 3, 1999, the Contracts which were material to the Company and the Company Subsidiaries, taken as a whole, were (i) valid and binding obligations of the Company or the relevant Company Subsidiary and, to the knowledge of the Company and the Company Subsidiaries, the other parties thereto, (ii) in full force and effect and (iii) enforceable in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditor's rights, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding at Law or in equity) and (C) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (c) To the knowledge of the Company and the Company Subsidiaries, as of May 3, 1999, no other party to any of the Contracts was in default in the performance of any covenant or obligation to be performed by it pursuant to any such Contract or had given notice that it intended to terminate, or alter in any way adverse to the Company or such Company Subsidiary, its performance under such Contract, excluding from the foregoing all defaults and notices of termination or alterations which would not have reasonably been expected to have a Material Adverse Effect.

               (d) As of May 3, 1999, no automobile manufacturer from whom any Company Subsidiary holds a dealership franchise had notified the Company or any Company Subsidiary of any plans which would have reasonably been expected to have a Material Adverse Effect (other than such plans, if any, which adversely affect all dealership franchisees of such manufacturer in a similar manner).

          4.10 Legal Proceedings, etc. Except as set forth on Schedule 4.10 of the Disclosure Schedule, as of May 3, 1999, there were no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against the Company or the Company Subsidiaries. As of May 3, 1999, neither the Company nor any Company Subsidiary was subject to any order, judgment or decree of any Government Entity.

          4.11 Employee Benefit Plans; ERISA. (a) Schedule 4.11(a) of the Disclosure Schedule sets forth a true and complete list of each Plan, as of May 3, 1999.

                    (b) The Company has made available to the Purchaser copies of each of the Plans including all amendments thereto to date and related documents, including trust agreements, annuity contracts and service agreements, or summaries thereof and, where applicable, the three most recent Form 5500s and the three most recent discrimination tests for each Plan; and certified copies of the most recent actuarial statements with respect to each Plan which is a pension plan subject to Title IV of ERISA, all IRS determination letters, opinion letters, advisory letters and rulings relating to the Plans and all material written agreements and contracts related to each Plan. Except as disclosed on Schedule 4.11(b) of the Disclosure Schedule, as of May 3, 1999, (i) the Company was not a participant in any multiemployer plan within the meaning of section 3(37) of ERISA; (ii) no withdrawal liability had been incurred by or asserted against the Company with respect to a multiemployer plan; and (iii) the amount of the withdrawal liability that would have been incurred if the Company were to withdraw in the ordinary course of business from all such multiemployer plans would not have reasonably been expected to have a Material Adverse Effect.

                    (c) As of May 3, 1999, all Plans complied in all material respects with and were and had been operated in material accordance with their terms and each applicable provision of ERISA, the Code, other federal statutes, state law, and the regulations and rules promulgated pursuant thereto or in connection therewith. Except as disclosed on Schedule 4.11(c), as of May 3, 1999, there were no actions, suits or claims pending, or to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Plan. As of May 3, 1999, there were no audits, inquiries or proceedings pending by the IRS or Department of Labor with respect to any Plan. As of May 3, 1999, there was no "prohibited transaction" as such term is defined in section 406 of ERISA or section 4975 of the Code. Except as disclosed on Schedule 4.11(a) of the Disclosure Schedule, as of May 3, 1999, none of the Plans promised or provided retiree medical or other retiree benefits to any person. As of May 3, 1999, no "reportable event" within the meaning of section

     4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived) nor any event described under section 4062, 4063 or 4041 of ERISA had occurred with respect to any Plan. As of May 3, 1999, each Plan which was a group health plan (within the meaning of section 5000(b)(1) of the Code) complied with and had been maintained and operated in accordance with each of the requirements of section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA. As of May 3, 1999, neither the Company nor any ERISA Affiliate was subject to any liability or penalty under sections 4976 through 4980 of the Code or Title I of ERISA.

                      (d) With respect to the Plans, individually and in the aggregate, as of May 3, 1999, there were no funded benefit obligations for which contributions had not been or will not be timely made or properly accrued, and there were no unfunded benefit obligations which had not been accounted for by reserves on the Audited Financial Statements or in the books and records of the Company and the Company Subsidiaries.

          4.12 Taxes. (a) As of May 3, 1999, the Company and each Company Subsidiary had (i) timely filed (or there has been filed on its behalf) or will timely file or cause to be timely filed all material Tax Returns required to be filed by it on or prior to the Closing Date and (ii) paid or made provision in accordance with GAAP (or there had been paid or provision had been made on their behalf) for the payment of all Taxes for all periods ending through May 3, 1999. As of May 3, 1999, all such Tax Returns were true and correct in all material respects and were prepared in the manner required by applicable Law.

                      (b) Except as set forth on Schedule 4.12(b) of the Disclosure Schedule, with respect to the Company and the Company Subsidiaries, as of May 3, 1999, (i) there was no material action, suit, proceeding, audit, claim or assessment pending or proposed in writing with respect to Taxes or with respect to any Tax Return; (ii) there were no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return which remain in effect; (iii) there were no material liens for Taxes upon the assets of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet delinquent or liens for Taxes being contested in good faith; and (iv) there had been no examinations of any material Tax Returns by any Government Entity within the four years preceding May 3, 1999.

                      (c) As of May 3, 1999, all material Taxes that the Company or any Company Subsidiary had been required to collect or withhold had been duly collected or withheld and, to the extent required, had been paid to the proper taxing authority.

                    (d) At no time prior to May 3, 1999, had the Company or any Company Subsidiary been included in the federal consolidated income Tax Return of any affiliated group of corporations (other than the consolidated income Tax Return of the Company).

                    (e) As of May 3, 1999, none of the Company or any Company Subsidiary was obligated to make any "parachute payment," as defined in section 280G of the Code.

          4.13 Intellectual Property. (a) Except as set forth on Schedule 4.13(a) of the Disclosure Schedule and except as would not have reasonably been expected to have a Material Adverse Effect, as of May 3, 1999, all Intellectual Property was free and clear of any liens, security interests and other charges and encumbrances, and the Company or one of the Company Subsidiaries was the exclusive owner or licensee of or had a valid right to use such Intellectual Property.

                    (b) As of May 3, 1999, (i) no Intellectual Property, product, process, method, substance, part or other material that was being sold or employed by the Company or any Company Subsidiary infringed on the rights of any other person, (ii) there was no claim or litigation pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against any of them contesting the right of the Company or the Company Subsidiaries to sell or to use any of the Intellectual Property and (iii) to the knowledge of the Company and the Company Subsidiaries, no product, license, patent, trade name, trade dress, trademark, process, method, substance, part or other material that was being sold or employed by any person infringed any rights of the Company or the Company Subsidiaries with respect to the Intellectual Property, other than, in the case of clauses
     (i), (ii) and (iii) above, such infringements, claims and litigation which would not have reasonably been expected to have a Material Adverse Effect. As of May 3, 1999, none of the Intellectual Property had been declared unenforceable or otherwise invalid.

          4.14 Environmental Matters. (a) Except as set forth on Schedule 4.14(a) of the Disclosure Schedule or except as would not have reasonably been expected to have a Material Adverse Effect, as of May 3, 1999:

                         (i) the Company and the Company Subsidiaries were in compliance with Environmental Laws;

                         (ii) neither the Company nor any of the Company Subsidiaries had received any written notice which was outstanding with respect to the operations of, or any property owned or leased on May 3, 1999 by the Company or any of the Company Subsidiaries from any Government Entity or third party alleging that the Company or any of the Company Subsidiaries was not in compliance with any Environmental Law;

                         (iii) there was no Release of a Hazardous Substance for which the Company or the Company Subsidiaries would have reasonably been expected to have liability under Environmental Laws on any real property owned or leased on May 3, 1999 by the Company or any of the Company Subsidiaries;

                         (iv) to the Company's knowledge, the Company and the Company Subsidiaries were in compliance with environmental provisions of applicable federal, state, and local worker health and safety laws, rules and regulations;

                         (v) the Company and the Company Subsidiaries each held all Environmental Permits related to their respective operations and each was in compliance with such Environmental Permits;

                         (vi) no real property that the Company or any Company Subsidiary owned or leased on May 3, 1999 was listed or was proposed for listing on the National Priorities List, CERCLIS or any similar state list of sites;

                         (vii) to the knowledge of the Company and the Company Subsidiaries, there was no asbestos-containing construction material on, in or part of any real property or structure thereon owned or leased on May 3, 1999 by the Company or any Company Subsidiary;

                         (viii) no formal or written claim was pending by any person against the Company or any Company Subsidiaries on the alleged ground of personal injury resulting from exposure to a Hazardous Substance;

                         (ix) neither the Company nor any Company Subsidiary had received any written notice of actual or potential responsibility or liability for investigatory, response or cleanup costs, or natural resource or property damages relating to a Release of Hazardous Substances which was outstanding; and

                         (x) there were no underground Hazardous Substances storage tanks on any of the real properties owned or leased on May 3, 1999 by the Company or any Company Subsidiaries.

                    (b) The Company has delivered to the Purchaser copies of all environmental assessment reports prepared on behalf of the Company or otherwise in the possession of the Company or any of the Company Subsidiaries pertaining to property owned or leased on May 3, 1999 by the Company or any of the Company Subsidiaries.

          4.15 Compliance with Laws. Except for Environmental Laws (which are addressed in Section 4.14) or except as would not have reasonably been expected to have a Material Adverse Effect, on May 3, 1999, the Company and the Company Subsidiaries (a) were, and the businesses of the Company and the Company Subsidiaries had been, conducted in compliance with all domestic and foreign Laws, orders, licenses, concessions and permits relating to any of their properties or applicable to their businesses, including, but not limited to, labor, civil rights, and occupational safety and health Laws and (b) had all governmental licenses and permits necessary to conduct their businesses as conducted on May 3, 1999. As of May 3, 1999, such licenses and permits were in full force and effect, no violation existed in respect of any such licenses or permits, and no proceeding was pending or, to the knowledge of the Company or the Company Subsidiaries, threatened looking toward revocation or limitation of any such licenses or permits.

          4.16 Labor Matters. Except as set forth on Schedule 4.16 of the Disclosure Schedule, as of May 3, 1999, (a) neither the Company nor any Company Subsidiary was a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Company Subsidiary; (b) none of the employees of the Company or any Company Subsidiary were represented by any labor organization, and the Company did not know of any union organizing activities among the employees of the Company or any Company Subsidiary, nor did any question concerning representation exist concerning such employees; (c) there was no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company or the Company Subsidiaries, threatened against or affecting the Company or any Company Subsidiary and, during the three years prior to and ending on May 3, 1999, there has not been any such action; and (d) there was no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any Company Subsidiary.

          4.17 Employment Matters. (a) Except as set forth on Schedule 4.17(a) of the Disclosure Schedule, as of May 3, 1999, (i) there were no employment contracts or severance agreements with any employees of the Company or any Company Subsidiary, (ii) there were no written personnel policies, rules or procedures applicable to employees of the Company or any Company Subsidiary and (iii) to the knowledge of the Company or the Company Subsidiaries, no key employee or group of employees had any plans to terminate their employment with the Company or any Company Subsidiary as a result of any of the transactions contemplated by this Agreement or otherwise.

               (b) Between the enactment of the WARN Act and May 3, 1999, neither the Company nor any Company Subsidiary had effectuated
          (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary or (ii) a "mass layoff " (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary; nor had the Company or any Company Subsidiary been affected by any transaction or engaged layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

               (c) Except as set forth on Schedule 4.17(c) of the Disclosure Schedule or as would not have reasonably been expected to have a Material Adverse Effect, to the Company's knowledge, as of May 3, 1999, the Company and each of the Company Subsidiaries (i) was in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, and were not engaged in any unfair labor practice, (ii) had no pending workers compensation claims or any uninsured claims for long term disability, and
     (iii) had no obligation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Family and Medical Leave Act of 1993, as amended, or the Health Insurance Portability and Accountability Act of 1996.

          4.18 Brokers. As of May 3, 1999, other than BancBoston Robertson Stephens, Inc., no broker, finder or investment banker was entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Any such fees shall be paid by the Shareholders or accrued for as a current liability on the books and records to be used to prepare the Preliminary Closing Date Balance Sheet.

          4.19 Restrictions on Business Activities. Except as set forth on
     Schedule 4.19 of the Disclosure Schedule, as of May 3, 1999, there was no agreement, judgment, injunction, order or decree binding upon the Company or any Company Subsidiary which had or could have reasonably been expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company or any Company Subsidiary, any acquisition of property by the Company or any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary as it was conducted on May 3, 1999 or as it was proposed to be conducted by the Company or any Company Subsidiary on May 3, 1999.

         4.20 Interested Party Transactions. As of May 3, 1999, neither the Company nor any Company Subsidiary had incurred any outstanding indebtedness to any director, officer, employee or agent of the Company or any Company Subsidiary, and no such person had any incurred any outstanding indebtedness to the Company or any Company Subsidiary.

         4.21 Minute Books. As of May 3, 1999, the minute books of the Company and the Company Subsidiaries made available to the Purchaser contained a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company and the Company Subsidiaries and reflected all transactions referred to in such minutes accurately in all material respects.

         4.22 Insurance. (a) Schedule 4.22(a) of the Disclosure Schedule sets forth the Company's and the Company Subsidiaries' policies of insurance and bonds in force as of May 3, 1999.

              (b) Except as set forth in Schedule 4.22(b) of the Disclosure Schedule, as of May 3, 1999, there was no claim pending under any of such policies or bonds as to which coverage had been questioned, denied or disputed by the underwriters of such policies or bonds. As of May 3, 1999, all premiums due and payable under all such policies and bonds had been paid. Except as would not have reasonably been expected to have a Material Adverse Effect, as of May 3, 1999, the Company and the Company Subsidiaries were in compliance with the terms of such policies and bonds. As of May 3, 1999, the Company and the Company Subsidiaries had no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         4.23 No Pending Acquisition Proposals. As of May 3, 1999, there were no pending negotiations, understandings or arrangements with respect to any Acquisition Proposal except for the sales of Franciscan Motors' Acura franchise and Cadillac franchise and transactions contemplated by this Agreement.

         4.24 Representations Complete. None of the representations or warranties made by the Company herein or in the Disclosure Schedule or any Annex hereto, or certificate required to be furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contained, as of May 3, 1999, or will contain, as of the Closing, any untrue statement of a material fact, or omitted, as of May 3, 1999, or will omit, as of the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

                  The Shareholders, jointly and severally, represent and warrant to the Purchaser and Merger Sub as follows:

          5.1 Authority. Each of Lucas and Yates is an individual resident of the State of California and has the requisite competence and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The LBC Trust is a trust settled under the laws of the State of California and has the requisite trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Shareholders have acted by written consent to approve and adopt the Merger and this Agreement in accordance with the TBCA. This Agreement has been duly and validly executed and delivered by each of the Shareholders and, assuming the due authorization, execution and delivery by the Purchaser, Merger Sub and the Company, constitutes a legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by
     (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditor's rights, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (d) public policy underlying the securities Laws which may limit the indemnification provisions hereof.

         5.2 Consents and Approvals; No Violation. (a) Except for applicable requirements of the HSR Act, there is no requirement applicable to any Shareholder to make any filing with, or to obtain any permit, authorization, consent or approval of, any Government Entity or other person as a condition to consummation by the Shareholders of the transactions contemplated by this Agreement.

                    (b) None of the execution and delivery of this Agreement by any Shareholder, the consummation by any Shareholder of the transactions contemplated hereby or compliance by any Shareholder with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws (or other similar charter documents) of any Shareholder, (ii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which any Shareholder is a party or by which any of their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) assuming compliance with the HSR Act, violate any order, judgment, writ, injunction, decree or Law applicable to any shareholder or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) such breaches, defaults and violations which would not reasonably be expected to have a material adverse effect on the ability of the Shareholders to consummate the transactions contemplated by or perform their respective obligations under, this Agreement.

                                  ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------
                                AND MERGER SUB
                                --------------

                  The Purchaser and Merger Sub, jointly and severally, represent and warrant to the Company and the Shareholders as follows:

         6.1 Organization. As of May 3, 1999, each of the Purchaser and Merger Sub was a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and had all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it was being conducted on May 3, 1999, except where the failure to be so existing and in good standing or to have such power and authority would not have individually or in the aggregate have had a material adverse effect on the business, operations or financial condition of the Purchaser and its subsidiaries, taken as a whole, or the ability of the Purchaser and Merger Sub to consummate any of the transactions contemplated by this Agreement.

         6.2 Authority. Each of the Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by each of the Purchaser and Merger Sub have been duly and validly authorized by the board of directors of each of the Purchaser and Merger Sub, and no other corporate proceedings on the part of the Purchaser or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by the Company and the Shareholders, constitutes a legal, valid and binding obligation of the Purchaser and of Merger Sub, enforceable against each of the Purchaser and Merger Sub in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditor's rights, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), (iii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iv) public policy underlying the securities Laws which may limit the indemnification provisions hereof.

         6.3 Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and, as of May 3, 1999, had not engaged in any business activities or conducted any operations other than in connection with the transaction contemplated hereby.

         6.4 Consents and Approvals; No Violation. (a) Except as set forth on
     Schedule 6.4(a) of the Disclosure Schedule or except for applicable requirements of the HSR Act, there is no requirement applicable to the Purchaser or Merger Sub to make any filing with, or to obtain any permit, authorization, consent or approval of, any Government Entity or other third party as a condition to consummation by the Purchaser and Merger Sub of the transactions contemplated by this Agreement.

                    (b) Except as set forth on Schedule 6.4(b) of the Disclosure Schedule, none of the execution and delivery of this Agreement by the Purchaser or Merger Sub, the consummation by the Purchaser or Merger Sub of the transactions contemplated hereby or the compliance by the Purchaser or Merger Sub with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws (or other similar charter documents) of the Purchaser or Merger Sub, (ii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) assuming compliance with the HSR Act, violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) such breaches, defaults and violations which, in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Purchaser or Merger Sub to consummate the transactions contemplated by, or perform their respective obligations under, this Agreement.

         6.5 Financing. As of May 3, 1999, the Purchaser had, or will have prior to the Closing Date, funds sufficient to pay the Consideration, to otherwise satisfy its obligations under this Agreement and to pay all of its expenses in connection therewith. A copy of a binding commitment letter evidencing the availability of such funds, which, at the Purchaser's option, may be used to pay the Consideration, is set forth on Schedule 6.5 of the Disclosure Schedule.

         6.6 Brokers. As of May 3, 1999, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Purchaser or Merger Sub.

                                  ARTICLE VII
                 COVENANTS OF THE SHAREHOLDERS AND THE COMPANY
                 ---------------------------------------------

          7.1 Conduct of Business of the Company. Except as contemplated by this Agreement or as would not result in any liability (whether absolute, contingent or otherwise) of the Company or any of the Company Subsidiaries (other than amounts accrued as a current liability on the books and records to be used to prepare the Preliminary Closing Date Balance Sheet), during the period from May 3, 1999 to the Closing Date, the Company and each Company Subsidiary shall conduct its businesses and operations according to its ordinary course of business consistent with policies as currently in effect, including without limitation, pricing and discounting, preserve substantially intact its business organization and preserve its current relationships with customers, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, prior to the Closing Date, except as otherwise expressly provided in this Agreement, as would not result in any liability to the Purchaser (other than amounts accrued as a current liability on the books and records to be used to prepare the Preliminary Closing Date Balance Sheet) or as previously consented to in writing by the Purchaser (which consent will not be unreasonably withheld or delayed), none of the Company nor any Company Subsidiary shall:

               (a)(i) create, incur or assume any long-term debt (including obligations in respect of capital leases), (ii) except in the ordinary course of business consistent with past practice, create, incur, assume, maintain or permit to exist any short-term debt; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; provided that the Company and the Company Subsidiaries may endorse negotiable instruments in the ordinary course of business and the Company may provide guarantees of the obligations of the Company Subsidiaries in the ordinary course of business consistent with past practice;

               (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock, unless (i) after giving effect to such dividend or distribution, the Company Subsidiaries have sufficient working capital to comply with the working capital requirements then applicable of any automobile manufacturers from whom such Company Subsidiary holds a franchise or (ii) the redemption is done in connection with the acquisition of Autocorp or the disposal of the assets listed on Schedule 7.1(o) of the Disclosure Schedule.

               (c)(i) increase in any manner the compensation of any of its directors, officers or other employees, except such increases as are (A) granted in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases but not any general across-the-board increases) or (B) necessary, as determined by the Company and approved by the Purchaser (which approval shall not be unreasonably withheld or delayed), to retain employees necessary to continue to operate the businesses of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any Plans in existence on May 3, 1999; (iii) commit itself to any additional Plans, employment agreements or consulting agreements, except to the extent required to comply with applicable Law; (iv) grant any severance or termination pay or benefits to any director, officer or any other employee except (A) payments made pursuant to written agreements outstanding on May 3, 1999 or (B) grants which are made in the ordinary course of business in accordance with past practices; or (v) amend any of such Plans or any of such agreements in existence on May 3, 1999, except to the extent required to comply with applicable Law;

               (d) except as set forth on Schedule 7.1(d) of the Disclosure Schedule, except as contemplated by this Agreement or except in the ordinary course of business, (i) sell, transfer, or otherwise dispose of, or agree to sell, transfer, or otherwise dispose of, any properties or assets, real, personal or mixed, which have a book or fair market value in the aggregate in excess of $100,000, (ii) mortgage or encumber any property or asset, real, personal or mixed, which has a book or fair market value in excess of $100,000 or (iii) cancel or compromise any debt or claim;

               (e) enter into or amend Contracts, except Contracts entered into or amended in the ordinary course of business consistent with past practice;

               (f) amend, alter or otherwise change the articles of incorporation or the bylaws of the Company or any Company Subsidiary;

               (g) issue additional shares of capital stock of the Company or any Company Subsidiary, or issue, grant, create or enter into securities convertible into, or subscriptions, options, rights, warrants, commitments or agreements relating to the capital stock of the Company or any Company Subsidiary;

               (h) merge or consolidate with any other corporation or acquire all or substantially all of the business or assets of any other person; acquire ownership or control of any capital stock, bonds or other securities of, or any property interest in, any corporation, partnership, firm, association or business organization, entity or enterprise or acquire control of the management or policies thereof; or enter into any negotiations with respect to any of the foregoing; provided that the foregoing shall not prohibit the investment of excess cash consistent with prior practice or the receipt of any stock, bonds or other securities in the bona fide settlement of any claims held by the Company or any Company Subsidiary;

               (i) make, change or revoke any material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

               (j) settle or compromise any litigation, other than matters involving only monetary recovery or except in the ordinary course of business;

               (k) except as set forth on Schedule 7.1(k) of the Disclosure Schedule, commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with the Purchaser prior to the filing of such a suit or (iii) for a breach of this Agreement;

               (l) transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

               (m) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to the business of the Company;

               (n) reduce the amount of any insurance coverage provided by existing insurance policies;

               (o) except as contemplated by or required pursuant to this Agreement or except as set forth on Schedule 7.1(o) of the Disclosure Schedule, engage in any transaction (i) with any person other than on an arm's length basis or (ii) with any Affiliate or shareholder of the Company or any Company Subsidiary or any member of such person's immediate family; or

               (p) enter into any agreement with respect to any of the foregoing.

               Notwithstanding the provisions of this Section 7.1, nothing in this Agreement shall be construed or interpreted to prevent the Company and the Company Subsidiaries from (i) making, accepting or settling intercompany advances to, from or with one another so long as such activities have no adverse Tax or other effects on the Company or any Company Subsidiary that are not adequately reflected on the books and records used to prepare the Preliminary Closing Date Balance Sheet; or (ii) engaging in any other transaction incidental to the normal cash management procedures of the Company and the Company Subsidiaries not involving the incurrence of any liability by the Company or any Company Subsidiary, which procedures shall include, without limitation, short-term investments in time deposits, certificates of deposit, banker's acceptances and money market funds made in the ordinary course of business consistent with past practice.

          7.2 Current Information. During the period from May 3, 1999 to the Closing Date, the Company and the Company Subsidiaries will notify the Purchaser of (a) any significant change in the normal course of business or operations of the Company and the Company Subsidiaries and (b) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), and (c) the institution or threat or settlement of significant litigation, in each case involving the Company or the Company Subsidiaries.

          7.3 Access to Information. Between May 3, 1999 and the Closing Date, the Company and the Company Subsidiaries agree to (a) give the Purchaser and its authorized representatives reasonable access to all management personnel, auditors, books, records, plants, offices, warehouses and other facilities and properties of the Company and the Company Subsidiaries, including, but not limited to the conduct of a physical inventory and review of used cars during the week prior to the Closing; (b) permit the Purchaser to make such inspections thereof, during regular business hours, as the Purchaser may reasonably request (including, but not limited to, the taking of a parts inventory at (i) as of July 31, 1999 or (ii) the beginning of the week during which the Purchaser reasonably expects the Closing to occur); and (c) cause their officers to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as the Purchaser may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company and the Company Subsidiaries.

          7.4 Acquisition of Autocorp. Immediately prior to the Effective Time, the Shareholders shall acquire the business and operations of Autocorp.

          7.5 Affiliate Transactions. Except as set forth on Schedule 7.5 of the Disclosure Schedule, as of the Closing Date, (a) all amounts payable to the Shareholders or their Affiliates (other than the Company and the Company Subsidiaries) by the Company and the Company Subsidiaries shall have been repaid; (b) all amounts payable to the Company or any Company Subsidiary by the Shareholders or any of their Affiliates (other than the Company and the Company Subsidiaries) shall have been repaid; and (c) except as contemplated by this Agreement, all Contracts (including, but not limited to, any guaranty by the Company or Company Subsidiaries of obligations of the Shareholders or their Affiliates (other than the Company and the Company Subsidiaries)) between the Company or the Company Subsidiaries and the Shareholders or their Affiliates (other than the Company and the Company Subsidiaries) shall have been terminated.

          7.6 No Solicitation. (a) From and after May 3, 1999 until the Effective Time, except for (i) the negotiations with respect to the abandoned the sale of Franciscan Motors' Acura dealership and the completed sale of Franciscan Motors' Cadillac dealership and (ii) the transactions contemplated by this Agreement, none of the Company or any Shareholder shall, directly or indirectly through any officer, director, employee, representative or agent of the Company or otherwise, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal or (C) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

               (b) The Company shall notify the Purchaser promptly (and no later than forty eight hours) after receipt by the Company or any Shareholder (or by their respective advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          7.7 Non-Current Asset Inventory. The Company shall, prior to the fourth Business Day prior to the Closing Date, deliver to the Purchaser a third party appraisal, prepared by Marshall & Stevens, of the non-current assets of the Company (other than its investment in the Company Subsidiaries) which are expected to be held by the Company at the Closing Date.

                                 ARTICLE VIII
                   COVENANTS OF THE PURCHASER AND MERGER SUB
                   -----------------------------------------

          8.1 Directors' and Officers' Indemnification. (a) The Purchaser and Merger Sub acknowledge that all rights to indemnification or exculpation existing as of May 3, 1999 in favor of the directors, officers, employees and agents of the Company and the Company Subsidiaries as provided in the articles of incorporation or bylaws of each with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for six years thereafter. After the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and the Company Subsidiaries against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided, that any such settlement is effected with the prior written consent of the Purchaser or the Surviving Corporation)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under the laws of such entity's state of incorporation, the articles of incorporation or the bylaws, in each case, as in effect as of May 3, 1999, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit.

               (b) In the event the Surviving Corporation, the Purchaser or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation and/or the Purchaser, as the case may be, shall assume its obligations set forth in this Section 8.1.

               (c) The provisions of this Section 8.1 are intended to be for the benefit of, and shall be enforceable by, any party indemnified pursuant to this Section 8.1, his or her heirs and his or her personal representatives.

               (d) Amounts paid pursuant to this Section 8.1 may be included in Losses claimed by the Purchaser when making a claim for Losses indemnifiable pursuant to Section 12.2.

          8.2 Charitable Contributions. From and after the Effective Time, the Purchaser shall cause the Surviving Corporation and the Company Subsidiaries to timely pay all contributions set forth on Schedule 8.2 of the Disclosure Schedule.

          8.3 Car Allowance. The Purchaser hereby agrees to sell, once a year, to each of the Shareholders, through and including the tenth anniversary of the Closing Date, one vehicle of such Shareholder's choice, provided that such vehicle is a model that the Purchaser subsidiary from which such Shareholder selects the vehicle is allocated not less than twelve vehicles of such model by such manufacturer in a twelve month period. The purchase price of each vehicle purchased pursuant to this Section 8.3 shall be equal to the dealer invoice less holdbacks and allowances.

          8.4 Tax Returns. The Purchaser shall cause the Company and the Company Subsidiaries to file any outstanding Pre-Close Tax Returns, but such Pre-Close Tax Returns shall not be filed without the prior consent of the Shareholders (which consent shall not be unreasonably withheld or delayed).

          8.5 Use of LDG Name. As promptly as possible following the Closing, but in no event later than ninety days following the Closing, the Purchaser, the Surviving Corporation and the Company Subsidiaries shall discontinue the use of the "Lucas Dealership Group" name.

                                  ARTICLE IX
                               MUTUAL COVENANTS
                               ----------------

          9.1 Further Actions. Subject to the terms and conditions of this Agreement, from and after May 3, 1999, each of the parties hereto will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

          9.2 Consents. From and after May 3, 1999, each of the Company, the Purchaser and Merger Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Government Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective subsidiaries in connection with the Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, from and after May 3, 1999, the Purchaser and Merger Sub will be responsible for obtaining any consent, authorization, order or approval of, or any exemption by, any Government Entity or other public or private third party which is listed on
     Schedule 4.4(a) or Schedule 6.4(b) to the Disclosure Schedule. From and after May 3, 1999, the Company and each of the Company Subsidiaries shall cooperate with and give reasonable assistance to the Purchaser and Merger Sub, if so requested, in connection with obtaining those consents, authorizations, orders, approvals or exemptions listed on Schedule 4.4(a) or Schedule 6.4(b) to the Disclosure Schedule.

          9.3 Filings. As promptly as practicable after May 3, 1999, the Company and the Purchaser or its "ultimate parent entity" will file with the FTC and the DOJ pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement. From and after May 3, 1999, the Company and the Purchaser shall use their commercially reasonable efforts to make or cause to be made all such other filings and submissions as may be required under applicable Laws, if any, for the consummation of the transactions contemplated by this Agreement. From and after May 3, 1999, the Purchaser and the Company will coordinate and cooperate with one another in exchanging such information and reasonable assistance as another may request in connection with all of the foregoing.

          9.4 Notification of Certain Matters. From and after May 3, 1999, the Company and the Shareholders shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company and the Shareholders, of the occurrence (or non-occurrence) of any event of which they have knowledge, the occurrence (or non-occurrence) of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and of the occurrence of any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that delivery of any notice pursuant to this Section 9.4 shall not (a) limit or otherwise affect the remedies available to either party hereunder; (b) modify any representation, warranty or covenant under this Agreement; nor (c) constitute an admission by the party delivering such notice that any such representation or warranty has been breached.

          9.5 Public Announcements. From and after May, 3, 1999, no party to this Agreement shall issue any statement or communication to any third party (other than its respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably. Notwithstanding the foregoing, from and after May 3, 1999, the Purchaser may make disclosure as required by the securities Law; provided that the Company, its independent accountants and its counsel shall be given not less than two Business Days to review and approve such disclosure, which approval shall not be unreasonably withheld or delayed.

          9.6 Further Assurances. From time to time and without further consideration, the Shareholders, the Company and the Company Subsidiaries will, at their own expense, execute and deliver such documents to the Purchaser as the Purchaser may reasonably request in order more effectively to consummate the transactions contemplated hereby. From time to time and without further consideration, the Purchaser and Merger Sub will, at their own expense, execute and deliver such documents as the Shareholders, the Company and the Company Subsidiaries may reasonably request in order more effectively to consummate the transactions contemplated hereby. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement will take or cause its proper officers and directors or trustees to take all such necessary action.

          9.7 Leases. Prior to the Closing, the Company Subsidiaries, the Purchaser and the Lucas Living Trust, a trust settled under the laws of the State of California, shall execute and deliver amendments, substantially in the form as attached hereto as Annex A, to the leases listed on Schedule
                                    -------
     9.7 of the Disclosure Schedule.

          9.8 Termination of All 401(k) Plans. Prior to the Closing Date, the Company and each Company Subsidiary shall terminate each 401(k) Plan, and after the Closing Date, no further contributions shall be made by the Company or any Company Subsidiary to any 401(k) Plan. Prior to the Closing Date, the Company and each such Company Subsidiary shall provide to the Purchaser (i) executed resolutions by the appropriate board of directors authorizing the termination of each 401(k) Plan and (ii) an executed amendment to each 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of each 401(k) Plan shall be maintained at the time of termination. Following the Closing Date, the Purchaser shall be responsible for, and shall indemnify and hold harmless the Company, Company Subsidiaries, the Shareholders and the fiduciaries of each 401(k) Plan from and against liability, arising solely from any actions the Purchaser may take with respect to the distribution of assets from each 401(k) Plan in connection with such termination. This limited indemnification does not extend to any representation or warranty made by the Company, any Company Subsidiary or any Shareholder pursuant to any other provision of this Agreement.

                                   ARTICLE X
                              CLOSING CONDITIONS
                              ------------------

          10.1 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

               (a) All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of waiting periods imposed by, any Federal, state, local or foreign Government Entity necessary for the consummation of the Merger and the transactions contemplated by the Agreement shall have been filed, occurred or been obtained and shall be in effect at the Effective Time.

               (b) No temporary restraining order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by any Federal, state or foreign court or other Government Entity and remain in effect.

               (c) No Law shall have been enacted which prohibits the consummation of the Merger or would make the consummation of the Merger illegal.

               (d) There shall not be pending any legal proceeding which (i) would reasonably be expected to challenge, restrain or prohibit consummation of the transactions contemplated by this Agreement or (ii) affects the right of the Purchaser, the Company or any Company Subsidiary to own or operate the assets or the business of the Company and the Company Subsidiaries in a manner which would reasonably be expected to have a Material Adverse Effect.

          10.2 Conditions to the Obligations of the Company to Effect the Transactions Contemplated Hereby. The obligations of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties of the Purchaser and Merger Sub in this Agreement shall be true and correct on and as of May 3, 1999 and/or the date of this Agreement, as applicable, and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that are made specifically as of the date hereof or as of another date (other than May 3, 1999), which shall be true and correct as of such date).

               (b) The Purchaser and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by either of them as of the Closing.

               (c) The Company shall have received from the Purchaser an officer's certificate certifying to the fulfillment of the conditions specified in Section 10.2(a) and 10.2(b).

               (d) The amendments to leases, substantially in the form attached hereto as Annex A, shall have been executed and delivered by the Purchaser
               -------
     and shall be in full force and effect.

          10.3 Conditions to the Obligations of the Purchaser and Merger Sub to Effect the Transactions Contemplated Hereby. The obligations of the Purchaser and Merger Sub to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived by the Purchaser:

               (a) The representations and warranties of the Company and Shareholders in this Agreement shall be true and correct on and as of May 3, 1999 and/or the date of this Agreement, as applicable, and on and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that are made specifically as of the date hereof or as of another date (other than May 3, 1999), which shall be true and correct as of such date).

               (b) The Company and Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by any of them as of the Closing.

               (c) From May 3, 1999 through the Effective Time, there shall not have occurred any event, circumstance or condition which had or would reasonably be expected to have a Material Adverse Effect (other than events, circumstances or conditions which affect the economy in general, the automobile retailing business in general or arise out of or relate to the transactions contemplated by this Agreement).

               (d) The Purchaser shall have received from the Company an officer's certificate certifying to the fulfillment of the conditions specified in Sections 10.3(a) and 10.3(b), insofar as they relate to the Company, and Section 10.3(c).

               (e) The Purchaser shall have received from the Shareholders a certificate, executed by each Shareholder, certifying to the fulfillment of the conditions specified in Sections 10.3(a) and 10.3(b), insofar as they relate to the Shareholders.

               (f) The Purchaser shall have received opinions of counsel to the Company, substantially to the effect set forth in Annex B attached hereto.
                                                       -------

               (g) All material permits, authorizations, consents, and approvals required for the Company and the Shareholders to perform their respective obligations under, and consummate the transactions contemplated by, this Agreement shall have been obtained, except for (i) those permits, authorizations, consents and approvals the absence of which would not have a Material Adverse Effect and (ii) manufacturer or third-party consents for the indirect transfer of control of Franciscan Motors to the Purchaser as a result of the Merger.

                                  ARTICLE XI
                          TERMINATION AND ABANDONMENT
                          ---------------------------

          11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

               (a) by written consent duly authorized by the board of directors of each of the Company, the Purchaser, Merger Sub and executed by each of the Company, the Purchaser, Merger Sub and the Shareholders;

               (b) by the Company or the Shareholders, on one hand, or the Purchaser or Merger Sub, on the other hand, if the Merger shall not have been consummated on or prior to August 31, 1999; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date;

               (c) by the Company or the Shareholders, on the one hand, or the Purchaser or Merger Sub, on the other hand, if a court of competent jurisdiction or other Government Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

               (d) by the Company or the Shareholders, if (i) there has been a material breach by the Purchaser or Merger Sub of any representation, warranty or covenant contained in this Agreement or (ii) an event has occurred which would cause a failure of the conditions set forth in Section 10.2(a) and such breach or condition (A) cannot be cured or (b) has not been cured within thirty days after the giving of written notice thereof to the Purchaser; or

               (e) by the Purchaser or Merger Sub, if (i) there has been a material breach by the Company or the Shareholders of any representation, warranty or covenant contained in this Agreement or (ii) an event has occurred which would cause a failure of the conditions set forth in Section 10.3(a) and such breach or condition (A) cannot be cured or (B) has not been cured within thirty days after the giving written notice thereof to the Company.

          11.2 Procedure and Effect of Termination. In the event of termination of this Agreement as provided in Section 11.1, written notice thereof shall promptly be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become null and void and there shall be no liability or obligation on the part of the Purchaser and Merger Sub, the Shareholders, the Company, or their respective officers, directors, trustees or employees, except for (a) fraud or for willful material breach of this Agreement which serves as the basis for such termination of this Agreement and (b) the provisions of Sections 3.1, 11.2 and 13.1 and the Confidentiality Agreement which shall survive such termination.

                                  ARTICLE XII
                                   INDEMNITY
                                   ---------

          12.1 Survival. Except for the representations and warranties in
     Section 4.3 which shall survive the Closing indefinitely and the representations and warranties in Section 4.12 which shall survive the Closing until termination of the applicable statue of limitations, all of the representations and warranties of the Company and the Shareholders shall survive the Closing and continue in full force and effect for a period of one year after consummation of the Merger. All of the representations and warranties of the Purchaser and Merger Sub shall survive the Closing and continue in full force and effect for a period of one year after consummation of the Merger.

          12.2 Indemnity by the Shareholders. (a) The Shareholders hereby agree to, jointly and severally, indemnify and hold harmless the Purchaser and the Company against and with respect to any and all Losses (after Taxes and net of any insurance proceeds or payments from responsible parties) sustained or incurred by the Purchaser, the Company or the Company Subsidiaries relating to, resulting from, arising out of or otherwise by virtue of:

                    (i) any breach of any representation or warranty made by the Shareholders or the Company contained in this Agreement, the Disclosure Schedule; any other certificate or document required to be delivered by the Company pursuant to this Agreement;

                    (ii) any non-fulfillment of any covenant or agreement made by the Shareholders or the Company contained in this Agreement;

                    (iii) the litigation described in Schedule 12.2(a) of the Disclosure Schedule; and

                    (iv) the conduct of business by or disposition of Franciscan Motors' Cadillac dealership.

               (b)  (i)   The Shareholders shall not be liable to the Purchaser
     for amounts payable under Section 12.2(a) until the total of all Losses exceeds $500,000 and then only for Losses in excess of $500,000; provided, that Losses relating to, resulting from, arising out of or otherwise by virtue of the litigation and claims described in Schedule 12.2(a) of Disclosure Schedule shall not be subject to such $500,000 basket.

                    (ii) In no event shall the Shareholders be liable to the Purchaser and the Company for an amount greater than the Consideration.

                    (iii) The Shareholders shall not be required to make any payment with respect to indemnifiable Losses under this Section 12.2 if such payment is in an amount less than $25,000; provided that such limitation shall not apply to (A) the first $25,000 of indemnifiable Losses under this Section 12.2 or (B) Losses relating to, resulting from, arising out of or otherwise by virtue of the litigation and claims described in
     Schedule 12.2(a) of the Disclosure Schedule.

                    (iv) Losses subject to indemnification for a matter that was also the subject of an adjustment made pursuant to Section 3.3 shall be reduced by the amount of the corresponding reduction in Consideration.

               (c) The indemnification provisions contained in this Section 12.2 are the sole post-Closing remedy of the Purchaser and the Surviving Corporation for any claims relating to this Agreement and the transactions contemplated hereby.

               (d) The Shareholders waive any right to contribution from the Company with respect to Losses indemnifiable under this Section 12.2.

          12.3 Indemnity by the Purchaser. (a) The Purchaser hereby agrees to indemnify and hold harmless the Shareholders against and with respect to any and all Losses (after Taxes and net of any insurance proceeds or payments from responsible parties) sustained or incurred by any of the Shareholders relating to, resulting from, arising out of or otherwise by virtue of:

                    (i) any breach of any representation or warranty of the Purchaser or Merger Sub contained in this Agreement, the Disclosure Schedule or any other certificate or document required to be delivered by the Purchaser or Merger Sub pursuant to this Agreement;

                    (ii) any non-fulfillment of any covenant or agreement made by the Purchaser or Merger Sub contained in this Agreement;

                    (iii) any operations, actions or omissions of the Purchaser, the Surviving Corporation or any Company Subsidiary after the Effective Time; and

                    (iv) any amounts which become payable as a portion of the Consideration after the Effective Time.

               (b)  (i)   The Purchaser shall not be liable for amounts payable
     under Section 12.3(a), until the total of all Losses exceeds $500,000 and then only for Losses in excess of $500,000; provided, that such limitation shall not apply to any Losses indemnifiable pursuant to Section 12.3(a)(iv).

                    (ii) In no event shall the Purchaser be liable to the Shareholders for an amount greater than the Consideration.

                    (iii) The Purchaser shall not be required to make any payment with respect to indemnifiable Losses under this Section 12.3 if such payment is in an amount less than $25,000; provided that such limitation shall not apply to the first $25,000 of indemnifiable Losses under this Section 12.3.

               (c) The indemnification provisions in this Section 12.3 are the sole post-Closing remedy of the Shareholders for any claims related to this Agreement and the transactions contemplated hereby.

               (d) The Purchaser, Merger Sub, the Company Subsidiaries and the Surviving Corporation waive any right to indemnification or contribution from the directors and officers of the Company or the Company Subsidiaries with respect to actions or omissions prior to the Effective Time; provided, that nothing in this Section 12.3(d) shall be deemed a waiver of any rights to indemnification under Section 12.2.

          12.4 Shareholders' Representative. (a) Each of the Shareholders hereby appoints Donald L. Lucas, its agent and attorney-in-fact, as the Shareholders' Representative for and on behalf of the Shareholders, to give and receive notices and communications, to object to the calculation of the Consideration, to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts with respect to claims for indemnification pursuant to this Article XII, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing or
     (ii) specifically mandated by the terms of this Agreement. Such agency may be changed or terminated by the Shareholders from time to time upon not less than thirty days prior written notice to the Purchaser. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall not receive compensation for his services. Notices or communications to or from the Shareholders' Representative shall constitute notice to or from the Shareholders.

               (b) A decision, act, consent or instruction of the Shareholders' Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Sections 13.2 and 13.3 hereof, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders, and the Purchaser may rely upon any such decision, act, consent or instruction of the Shareholders' Representative as being the decision, act, consent or instruction of the Shareholders. The Purchaser is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

          12.5 Third Party Claims. (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall notify the Indemnifying Party in writing of the Third Party Claim, and deliver to the Indemnifying Party copies of all notices and documents accompanying or constituting the Third Party Claim, within ten Business Days after obtaining notice thereof; provided, however, that failure to give such notification shall not affect the right to indemnification provided hereunder, except and to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim; provided, however, that failure to deliver such copies shall not affect the right to indemnification provided hereunder except and to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

               (b) The Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense of any Third Party Claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, which election must be made within ten Business Days after the Indemnifying Party receives notice of the Third Party Claim from the Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party for legal expenses incurred by the Indemnified Party in connection with the defense thereof unless such expenses are incurred at the request of the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right, but not the obligation, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party has not assumed the defense of a Third Party Claim or if the Indemnifying Party shall have been advised by its counsel that the joint defense of the Indemnifying Party and the Indemnified Party is prohibited by applicable rules of professional conduct, the Indemnifying Party shall thereafter be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof with reimbursement by the Indemnifying Party of the out-of-pocket expenses of the Indemnified Party incurred in connection therewith. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS
                           ------------------------

          13.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated thereby, including all fees and expenses of agents, representations, counsel and accountants. The Purchaser shall pay one-half and the Shareholders shall pay one-half of the HSR Act filing fee. The Purchaser shall pay all fees and out-of-pocket, expenses reasonably incurred by the Company and the Company Subsidiaries in connection with the Purchaser's filings under the securities Law, including, but not limited to, the preparation of financial statements and accountants comfort letters. The Company shall use its commercially reasonable efforts, in cooperation with the Purchaser, to secure the preparation of such financial statements and comfort letters in an expeditious and cost effective manner.

          13.2 Amendment and Modification. Subject to applicable Law, the Agreement may be amended, modified and supplemented in any and all respects, by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

          13.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.3.

          13.4 Investigations. The respective representations and warranties of the Company, the Shareholders, the Purchaser and Merger Sub contained herein or in any certificates, schedules or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

          13.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by nationally recognized courier service or by facsimile transmission to the parties to the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

               (a) if to any of the Shareholders, the Shareholders' Representative or the Company, to:

                         c/o Donald L. Lucas
                         19330 Stevens Creek Blvd.
                         Cupertino, California 95014
                         Fax No.: (408) 255-0560

                         with a copy (which shall not constitute notice) to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         300 South Grand Avenue, Suite 3400
                         Los Angeles, California 90071
                         Attention: Joseph J. Giunta
                         Fax No.: (213) 687-5600

                         and to:

                         Olimpia, Whelan & Lively
                         2502 Stevens Creek Blvd.
                         Cupertino, California 95158
                         Attention: Gary S. Vandeweghe
                         Fax No.: (408) 971-6618

               (b)  if to the Purchaser or Merger Sub, to:

                         FirstAmerica Automotive, Inc.
                         601 Brannan Street
                         San Francisco, California 94107
                         Attention: Debra Smithart
                         Fax No.: (415) 808-4838

                         with a copy (which shall not constitute notice) to:

                         Gray Cary Ware & Freidenrich LLP
                         400 Hamilton Avenue
                         Palo Alto, California 94301-1825
                         Attention: Jon C. Perry
                         Fax No.: (650) 327-3699

          13.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

          13.7 Third Party Beneficiaries. Except as provided in Section 8.1, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

          13.8 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the federal or state courts sitting in the State of California, The City of San Francisco, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

          13.9 Governing Law. EXCEPT FOR THE MANDATORY PROVISIONS OF THE TBCA, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

          13.10 Severability. If any term or provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or any other authority, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          13.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          13.12 Entire Agreement. The Confidentiality Agreement and this Agreement, including the annexes hereto and the Disclosure Schedules, constitute the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supercede all (both written and oral) agreements, including, but not limited to, the Original Agreement, understandings, restrictions, promises, representations, warranties, covenants or undertakings, of the parties with respect to the subject matter of this Agreement.

          13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed as of the date first above written.


                         LUCAS DEALERSHIP GROUP, INC.


                         By: /s/ Donald L. Lucas
                             ___________________________________
                             Donald L. Lucas
                             Chief Executive Officer


                         LUCAS BUSINESS CONTINUATION TRUST


                         By: /s/ Donald L. Lucas
                             ___________________________________
                             Donald L. Lucas
                             Co-Trustee

                         By: /s/ Sally S. Lucas
                             ___________________________________
                             Sally S. Lucas
                             Co-Trustee

                         /s/ Scott S. Lucas
                         ______________________________________
                         SCOTT S. LUCAS

                         /s/ Patricia A. Yates
                         ______________________________________
                         PATRICIA A. YATES


                         SHAREHOLDERS' REPRESENTATIVE

                         /s/ Donald L. Lucas
                         ______________________________________
                         DONALD L. LUCAS

                         FIRSTAMERICA AUTOMOTIVE, INC.


                         By: /s/ Thomas A. Price
                             ___________________________________
                             Name: Thomas A. Price
                             Title: President



                         LUCAS ACQUISITION CORP.


                         By: /s/ Thomas A. Price
                             ___________________________________
                             Name: Thomas A. Price
                             Title: President